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                                                                    Exhibit 99.1

[LOGO OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED]

FOR IMMEDIATE RELEASE

CONTACT:
--------
Jordan Darrow
PRIMUS Telecommunications
(212) 703-0116
jdarrow@primustel.com

                 PRIMUS TELECOMMUNICATIONS COMPLETES $10 MILLION
                       INVESTMENT FROM INKTOMI CORPORATION

         McLEAN, VA -- January 10, 2001 -- PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global facilities-based Total Service Provider offering an integrated portfolio of data, Internet, e-commerce, applications hosting and voice services, today announced it has received an investment from Inktomi Corporation (Nasdaq: INKT) of $10 million in exchange for 2,862,254 restricted shares of PRIMUS common stock. The Inktomi investment is part of a strategic alliance created between the two companies in June 2000.

PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL) is a global facilities-based Total Service Provider offering bundled data, Internet, digital subscriber line (DSL), e-commerce, web hosting, enhanced application, virtual private network (VPN), voice and other value-added services. The Company owns and operates an extensive global network of owned and leased transmission facilities, including over 300 IP points-of-presence (POPs) and Internet peering relationships throughout the world, ownership interests in over 23 undersea fiber optic cable systems, 23 international gateway and domestic switches, a satellite earth station and a variety of operating relationships that allow the Company to deliver traffic worldwide. PRIMUS has been expanding its e-commerce and Internet capabilities with the deployment of a global state-of-the-art broadband fiber optic ATM+IP network. Founded in 1994 and based in McLean, VA, the Company serves corporate, small- and medium-sized business, residential and data, ISP and telecommunication carrier customers primarily located in the North America, Europe and Asia-Pacific regions of the world. News and information are available at the Company's Web site at WWW.PRIMUSTEL.COM.

                                       ***

The statements in this release are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, are not strictly historical statements, and may differ materially from actual results. Forward looking statements include without limitation, those regarding management's plans, goals, expectations, guidance, objectives, strategy, and timing for future operations and products such as roll-out of our network or data centers, product plans and performance, predictions or expectations of future growth, management's assessment of market factors, the availability of financing and future financial performance. Among factors that could cause actual results to differ materially are changes in business conditions; changes in the telecommunications or Internet industry or the general economy or capital markets; DSL, Internet and telecom competition; changes in service offerings or business strategies; inability to lease space for data centers at commercially reasonable rates; difficulty in provisioning Voice over IP services; changes in the regulatory schemes and regulatory enforcement in the markets in which we operate; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; the possible inability to raise capital when needed, or at all; risks associated with PRIMUS's limited DSL, Internet and web-hosting experience and expertise, entry into developing markets, the possible inability to hire and/or retain qualified sales, technical and other personnel, particularly as we continue to attempt to grow our data-centric services, and managing rapid growth; and risks associated with international operations (including foreign currency translation risks); dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; and dependence on the implementation and performance of PRIMUS's global ATM+IP communications network. These factors are discussed more fully in PRIMUS's public filings, including its most recent 10Q and 10K filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. PRIMUS disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

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